Exhibit 10.19

WAIVER AGREEMENT
THIS WAIVER AGREEMENT (this “Agreement”), dated as of the 4 day of April, 2011, is made by and between EcoReady Corporation, a corporation incorporated under the laws of State of Florida (formerly known as Centracan Incorporated; the “Company”), and Skyebanc, Inc. (“Skyebanc”).

W I T N E S S E T H:

WHEREAS, the Company and Skyebanc are each parties to that certain letter agreement dated June 29, 2010 (as amended from time to time, the “Letter Agreement”), pursuant to which the parties agreed to certain terms and conditions to govern, inter alia, the placement of certain securities as identified therein;

WHEREAS, the Company may have defaulted in one or more provision relating to the payment of compensation to Skyebanc under the Letter Agreement;

WHEREAS, the Company has requested and Skyebanc has agreed to (i) accept (or permit its designee to accept)one million (1,000,000) shares of common stock of the Company (the “Waiver Fee”) in lieu of any and all fees owed to Skyebanc under the Letter Agreement as of the date hereof; and, (ii) in further consideration of the Waiver Fee, waive any and all currently existing or previously existing breaches of any  covenants, terms or conditions by the Company and any and all currently existing or previously existing defaults or events of default whatsoever under the Letter Agreement, including, without limitation, any breach, default or event of default relating to Section 3 thereof;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the Company and Skyebanc do hereby agree as follows:

1.           Skyebanc hereby accepts the Waiver Fee in full satisfaction of any and all fees owed to Skyebanc as of the date hereof;

2.           Skyebanc hereby waives any and all currently existing or previously existing breaches of any covenants, terms or conditions by the Company and any and all currently existing or previously existing defaults or events of default whatsoever under the Letter Agreement or under any other agreement between Skyebanc and the Company, including, without limitation, any breach, default or event of default relating to Section 11 of the Letter Agreement.  The foregoing waiver shall not apply to third party claims covered by the indemnification provisions of the Letter Agreement.

3.           As a condition precedent to the effectiveness of this Agreement, (i) Skyebanc shall have received a share certificate for one million (1,000,000) restricted shares of common stock of the Company; and (ii) Skyebanc shall have received such evidence as may be reasonably required as to the authority of the officers or attorneys-in-fact executing this Agreement including copies, certified as true and complete by an officer of the Company of the resolutions of the Company’s board of directors evidencing approval of this Agreement and the issuance and delivery of the Waiver Fee to Skyebanc and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute, issue and/or deliver the same on its behalf.

5.           This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

6.           This Agreement is only effective in the specific instances set forth herein.  No other amendment or waiver by the Company or Skyebanc is granted or intended except as expressly set forth herein, and each of the Company and Skyebanc expressly reserves the right, now and at all times hereafter, to require strict compliance with the terms of the Letter Agreement.

7.           This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to choice of law principles.

8.           This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

9.           The parties hereby consent and agree that if this Agreement or any other document executed in connection herewith or therewith shall at any time be deemed by the parties for any reason insufficient, in whole or in part, to carry out the true intent and spirit hereof or thereof, the parties will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the parties may be reasonably required in order more effectively to accomplish the purposes of this Agreement or any other document executed in connection herewith or therewith.

10.         In case any provision of this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Agreement, and the validity legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, this Agreement has been executed as of this 29 day of March, 2011.

ECOREADY CORPORATION

By:	/s/ Boris Rubizhevsky
Name:	Boris Rubizhevsky
Title:	Chief Executive Officer

SKYEBANC, INC.

By:	/s/ Mario Marsillo
Name:	Mario Marsillo Jr
Title:	Director Investment Banking